Exhibit 10.1

AMENDED AND RESTATED CREDIT FACILITY AGREEMENT AMENDMENT 1

This AMENDED AND RESTATED CREDIT FACILITY AGREEMENT AMENDMENT 1 (“Amendment 1”) is made as of December 10, 2018, by and among TRANSCAT, INC. (“Borrower”), a corporation formed under the laws of the State of Ohio with offices at 35 Vantage Point Drive, Rochester, New York 14624, and MANUFACTURERS AND TRADERS TRUST COMPANY (“Lender”), a New York banking corporation, with offices at 3 City Center, 180 S. Clinton Avenue, Rochester, New York 14604.

WHEREAS, Borrower and Lender are parties to an Amended and Restated Credit Facility Agreement dated October 30, 2017 (as amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lender has made certain loans and financial accommodations available to Borrower; and

WHEREAS, Borrower has requested that the Lender amend the Credit Agreement to add a term loan, and the Lender is willing to accommodate Borrower's request on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the agreements and provisions herein contained, effective on the Amendment 1 Effective Date (defined below), the parties hereby agree as follows:

1. Definitions. Any capitalized term used but not otherwise defined in this Amendment 1 shall have the meaning ascribed to such term in the Credit Agreement, and the interpretations set forth in the Credit Agreement shall apply to this Amendment 1.

2. Amendments to Credit Agreement. Subject to Section 3 below, effective on the Amendment 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended to add the following definitions:

“Amendment 1” means Amended and Restated Credit Facility Agreement Amendment 1 made between Borrower and Lender effective as of the Amendment 1 Effective Date.

“Amendment 1 Effective Date” means December 10, 2018.

“Term Loan B” shall have the meaning set forth in Section 2.6 hereof.

“Term Loan B Facility” means the term loan facility established pursuant to Section 2.6 of this Agreement.

“Term Loan B Maturity Date” means December 10, 2025.

“Term Loan B Note” means the Term Loan B Note issued pursuant to Section 2.7, as such Note may be amended, modified or restated from time to time.

(b) Section 1.1 of the Credit Agreement is hereby amended to delete the definitions of “Term Loan”, “Term Loan Facility”, “Term Loan Maturity Date” and “Term Loan Note”.

(c) Section 1.1 of the Credit Agreement is hereby amended to modify the following definitions to read in their entirety as follows:

“Facility” means the Revolving Credit Facility or the Term Loan B Facility, as the case may be.

“Fixed Charges” means with reference to any period and calculated for the Borrower and its Subsidiaries on a consolidated basis without duplication, the sum of (i) cash Interest Expense, (ii) prepayments, if any, of the Term Loan B, (iii) prepayments, if any, of the Revolving Credit Loans that are required due to a permanent termination or reduction of the Revolving Line Commitment, (iv) scheduled principal payments, (v) loan fees on Indebtedness due during such period, (v) expense for taxes paid in cash, (vi) permitted Restricted Payments paid in cash, (vii) Capital Lease Obligation payments and (viii) cash contributions to any Plan.

“LIBOR Rate” means, as selected by the Borrower for the respective LIBOR Loan, the one-month, two-month, three-month or six-month LIBOR, each with an Interest Period of equal duration, or in the case of a Daily LIBOR Loan, the one-month LIBOR with an Interest Period of one day, in all cases plus the Applicable Rate.

“Note(s)” means the Revolving Credit Note, the Term Loan B Note, and any other note made in connection herewith.

(d) The following Sections in Article 2 of the Credit Agreement are hereby amended to read in their entirety as follows:

2.6 Term Loan B. The Lender agrees, subject to the terms and conditions of this Agreement, to make a Term Loan to the Borrower on the Amendment 1 Effective Date in the principal amount of Fifteen Million Dollars ($15,000,000) (the “Term Loan B”). Principal repaid under the Term Loan may not be reborrowed.

2.7 Term Loan B Note. The Borrower’s obligation to pay the principal of, and interest on, the Term Loan B shall be evidenced by a promissory note in the aggregate principal amount of Lender’s Term Loan B duly executed and delivered by the Borrower substantially in the form of Exhibit C, with blanks appropriately completed in conformity herewith.

The Term Loan B Note shall be entitled to the benefits of the Loan Documents.

2.8 Term Loan B Interest. Interest shall accrue on the outstanding principal of the Term Loan B on each date at a fixed rate per annum of 4.15%. All interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

2.9 Term Loan B Payments. Borrower shall make a combined payment of principal and interest on the Term Loan B in the amount of $206,488.72, based on an amortization period of seven (7) years, payable on the first day of each month. Except as otherwise provided herein, all outstanding principal and accrued and unpaid interest shall be due and paid in full on the Term Loan B Maturity Date.

(e) A new Section 2.10 is hereby added to the Credit Agreement to read in its entirety as follows:

2.10 Use of Term Loan B Proceeds. The proceeds of the Term Loan B shall be used by the Borrower to refinance in its entirety the Borrower’s the Term Loan made by the Lender to the Borrower on Closing Date in the original principal amount of $15,000,000, and to repay a portion of the outstanding Revolving Credit Loans.

(f) A new Section 3.3(b)(iii) is hereby added to the Credit Agreement to read in its entirety as follows:

(iii) Term Loan B may be freely prepaid; provided that, as consideration of the privilege of making such prepayment, Borrower shall pay to Lender a premium equal to the present value of the difference between (A) the amount of interest that would have accrued on the prepaid principal of Term Loan B from the date of prepayment through the Term Loan B Maturity Date (the “Measurement Period”) at the fixed interest rate in effect for Term Loan B on the date of prepayment and (B) the amount of interest that would have accrued on the prepaid principal of Term Loan B during the Measurement Period at the Current Market Rate. “Current Market Rate” shall mean the most recent yield on United States Treasury Obligations adjusted to a constant maturity having a term most nearly corresponding to the Measurement Period, in effect two (2) Business Days prior to the date of prepayment, as published by the Board of Governors of the Federal Reserve System in the Federal Reserve Statistical Release H.15 (519), or by such other quoting service, index or commonly available source utilized by the Lender for such purposes. The present value calculation used herein shall use the Current Market Rate as the discount rate and shall be calculated as if each installment of principal of Term Loan B had been made as scheduled pursuant to the terms of Section 2.9.

(g) Section 5.3 of the Credit Agreement is hereby amended to read in its entirety as follows:

5.3 Notice of Loan Representation. Each Request given by a Borrower in accordance with Section 3.1 hereof and the acceptance by Borrower of the proceeds of a Revolving Credit Loan or Letter of Credit, as the case may be, shall constitute a representation and warranty by the Borrower, made as of the time of the making or continuation of such Revolving Credit Loan or Letter of Credit, as the case may be, that the conditions specified in Section 5.1 (solely with respect to the Term Loan B outstanding on the Amendment 1 Effective Date, and the outstanding Revolving Credit Loans and Letters of Credit on the Closing Date) and Section 5.2 (with respect to all other Revolving Credit Loans and Letter of Credit issuances) have been fulfilled as of such time.

(h) Exhibit C to the Credit Agreement is hereby replaced with Exhibit C to this Amendment 1.

3. Conditions to Effectiveness of this Amendment 1. This Amendment 1 is subject to satisfaction of each of the following conditions to the satisfaction of the Lender:

(a) The Lender shall have received such Loan Documents as Lender may request, in form and substance satisfactory to the Lender, including the Note and a Reaffirmation of Guaranties, Security Agreements and Pledges.

(b) The Borrower shall have delivered evidence satisfactory to the Lender of the due authorization, execution, delivery and performance of Amendment 1 and the related Loan Documents.

(c) The Borrower shall have delivered to the Lender (i) certificates of good standing from appropriate governmental officials to the effect that it is validly subsisting in good standing in its jurisdictions of formation and qualification, and UCC searches against the Loan Parties in all jurisdictions deemed necessary by the Lender, all of which shall be reasonably satisfactory to the Lender in all respects.

(d) The representations and warranties of the Loan Parties contained herein shall be true and correct in all material respects.

(e) No suit, investigation or proceeding pending in any court or before any arbitrator or Governmental Authority that can reasonably be expected to have a Material Adverse Effect on the Loan Parties shall be pending or overtly threatened.

(f) Since the Closing Date, there has been no change, circumstance, or occurrence that has had a Material Adverse Effect.

(g) There shall exist no Default or Event of Default.

(h) The Borrower shall have paid all costs and expenses, including legal fees and disbursements, of the Lender related to this Amendment 1, and shall have paid the origination fees due on the date hereof.

4. Representations and Warranties. In order to induce Lender to enter into this Amendment 1 and take the other actions provided for herein, Borrower represents and warrants to each Lender that the following statements are true and correct in all respects:

(a) Authority. Each of the Loan Parties has the requisite corporate power and authority to execute and deliver this Amendment 1 and any other Loan Documents delivered in connection therewith, and to perform its obligations hereunder and under such Loan Documents (as amended or modified hereby) to which it is a party. The execution, delivery and performance by each of the Loan Parties of this Amendment 1 and the other Loan Documents delivered in connection herewith have been duly approved by all necessary corporate or company action and no other corporate or company proceedings are necessary to consummate such transactions.

(b) Enforceability. This Amendment 1 and the related Loan Documents have been duly executed and delivered by the Loan Parties. This Amendment 1 and the related Loan Documents are the legal, valid and binding obligations of the Loan Parties, enforceable against each of them respectively in accordance with their terms, and are in full force and effect.

(c) Representations and Warranties. The representations and warranties contained in in this Amendment 1 and in the Credit Agreement and supporting Schedules, are correct on and as of the date hereof as though made on and as of the date hereof (notwithstanding that by the terms of the Credit Agreement they were made as of a date other than the date hereof).

(d) Litigation. As of the date hereof there is no action, suit or proceeding at law or in equity by or before any court or any Governmental Authority pending or, to the knowledge of the Loan Parties threatened against or affecting the Loan Parties that can reasonably be expected to have a Material Adverse Effect on the Loan Parties.

(e) No Contravention. The execution, delivery and performance of this Amendment 1 by the Borrower have received all necessary governmental approvals, if any, and do not contravene any law of contractual restrictions binding on Borrower.

(f) No Default. No event has occurred and is continuing that constitutes a Default or an Event of Default.

(g) Subsidiaries. The Borrower and Loan Parties are in compliance with Section 6.9 of the Credit Agreement.

5. General Confirmations and Amendments.

(a) Continuing Effect. Except as specifically provided herein, the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby ratified and confirmed in all respects.

(b) No Waiver. The execution, delivery and effectiveness of this Amendment 1 shall not, except as expressly provided herein, operate as a modification, acceptance or waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents, except as specifically set forth herein.

(c) Reference to and Effect on the Loan Documents. Upon and after the effectiveness of this Amendment 1, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment 1, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

6. Miscellaneous.

(a) Governing Law. This Amendment 1 shall be governed by, and construed in accordance with, the internal laws of the State of New York.

(b) Severability. The provisions of this Amendment 1 are severable, and if any subsection or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment 1 in any jurisdiction.

(c) Counterparts. This Amendment 1 may be executed in any number of counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(d) Binding Effect; Assignment. This Amendment 1 shall be binding upon and inure to the benefit of Borrower and the Lender and their respective successors and assigns; provided, however, that the rights and obligations of Borrower under this Amendment 1 shall not be assigned or delegated without the prior written consent of the Lender.

IN WITNESS WHEREOF, the parties have caused this Amendment 1 to be executed by their duly authorized representatives by their signatures below as of the date first above written.

[Signature Pages Follow]

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ Curt S. Provenzo
Curt S. Provenzo
Vice President

TRANSCAT, INC.

By:	/s/ Michael Tschiderer
Michael Tschiderer
Vice President of Finance
Chief Financial Officer

[Signature Page – A&R Credit Facility Agreement Amendment 1]

EXHIBIT C
FORM OF TERM LOAN B NOTE

TERM LOAN B NOTE

$15,000,000	December 10, 2018

Transcat, Inc. (“Borrower”), a corporation organized under the laws of the State of Ohio, for value received, hereby promises to pay to the order of Manufacturers and Traders Trust Company, a New York banking corporation (“Lender”), the principal sum of Fifteen Million Dollars ($15,000,000) in lawful money of the United States of America and in immediately available funds, with interest on the unpaid principal balance hereof, for the period such balance is outstanding, at the rates of interest as provided in the Credit Agreement. Payments shall be due and payable on the dates and as provided in the Credit Agreement, with a final payment on the Term Loan B Maturity Date.

This is the Term Loan B Note referred to in that certain Credit Facility Agreement, dated as of October 30, 2017 by and between Borrower and Lender (as the same has been and in the future may be modified, supplemented and replaced from time to time, the “Credit Agreement”), and evidences the Term Loan B made thereunder. All capitalized terms not defined herein shall have the meanings given to them in the Credit Agreement, and the terms of the Credit Agreement are incorporated herein.

Borrower waives presentment, notice of dishonor, protest and any other notice or formality with respect to this Note.

TRANSCAT, INC.

By:
Michael Tschiderer
Vice President of Finance
Chief Financial Officer